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                       N E W S   R E L E A S E


For Immediate Release

Contact:    HemaCare Corporation
            JoAnn Mannise, Director of Investor Relations
            Phone: 877-310-0717
            Email: www.hemacare.com



 HEMACARE ANNOUNCES BOARD AND CHIEF FINANCIAL OFFICER APPOINTMENTS
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      Los Angeles, CA, November 3, 2003 - HemaCare Corporation (OTC
Bulletin Board: HEMA.OB) announced today that Steven Gerber has been named to the Board of Directors. Dr. Gerber, a cardiologist, has extensive expertise in the securities industry serving most recently as the head of healthcare research at CIBC World Markets. He was also a member of the Board of Directors of Syncor International Corp., a specialty health services company acquired in January 2003, by Cardinal Health. Dr. Gerber fills a board vacancy created by the resignation of Steven Wallace who had been a member of the Board since 2001.

      The Company has also appointed Robert Chilton as its Chief
Financial Officer. Mr. Chilton was the Executive Vice President and Chief Financial Officer of Preferred Health Management, Inc., a specialty healthcare services company. In addition, Mr. Chilton was the CFO of OrthAlliance, Inc., an orthodontic practice management company, during that company's successful IPO.

      Commenting on the appointments, Jay Steffenhagen, Chairman, stated that, "Steven Gerber and Bob Chilton bring a wealth of finance and healthcare expertise to our organization. We are looking forward to their contributions in shaping the future of the Company."

                      ABOUT HEMACARE CORPORATION

	Founded in 1978, HemaCare is a national provider of blood products and services and the only publicly traded company engaged in the blood services industry in the U.S. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals.

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This press release may contain "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.
Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.
Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, or contemplated by, the forward-looking statements contained herein. The Company undertakes no obligation to publicly release any revision to these forward-looking statements made to reflect events or circumstances after the date hereof.

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